GALLERY OF HISTORY, INC.
                          3601 West Sahara Avenue
                              Promenade Suite
                        Las Vegas, Nevada  89102-5822


                ______________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ______________________________________________




TO THE STOCKHOLDERS OF
GALLERY OF HISTORY, INC.:




	The Annual Meeting of Stockholders of the Gallery of History, Inc.
(the "Company") will be held at the Company's offices, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822 on September 18, 2000 at 9:00 a.m. local time for the following purposes:

	1.	To elect five directors to serve until the next annual meeting of the stockholders;

	2.	To approve the appointment of Arthur Andersen LLP as the
                Company's independent auditors for the fiscal year ending September 30, 2000; and

	3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

	All of the above matters are more fully described in the accompanying Proxy Statement.

	Stockholders of Common Stock of the Company of record at the close of business on July 28, 2000 will be entitled to vote at the meeting or any adjournment thereof.

                                  By order of the Board of Directors,


                                  TODD M. AXELROD,
                                  Chairman of the Board

August 18, 2000


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.






                          GALLERY OF HISTORY, INC.
                          3601 West Sahara Avenue
                              Promenade Suite
                       Las Vegas, Nevada  89102-5822

                             _________________

                              PROXY STATEMENT
                             _________________



	The Board of Directors presents this Proxy Statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held September 18, 2000 and any adjournment thereof (the "Meeting").
The purposes for which the Meeting is to be held are set forth in the Notice of Meeting on the preceding page.

	All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and for the appointment of Arthur Andersen LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Meeting. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the Meeting at any time prior to the voting thereof. Directors will be elected by a majority of the votes cast for or against. Shares represented by a proxy marked for abstention on a proposal will be counted as represented at the meeting with respect to such proposal, but will not be voted for or against the proposal. The effect of marking a proxy for abstention, however, is the same as marking it against the proposal. Shares registered in the name of a broker will be counted as represented at the meeting only for proposals as to which the broker's proxy gives voting directions. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails, such mailing to take place on or about August 18, 2000.

	There were 5,625,984 shares of Common Stock of the Company outstanding as of July 1, 2000. The Common Stock is the only class of securities of the Company entitled to vote. Each share has one vote. Only stockholders of record as of the close of business on July 28, 2000 will be entitled to vote. A list of stockholders entitled to vote at the Meeting will be available at the Company's office, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada, for a period of ten days prior to the meeting for examination by any stockholder.





                            ELECTION OF DIRECTORS
                            ---------------------

	At the Meeting, five directors are to be elected for the ensuing year and until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following five persons.

                                                              Year First
                             Position(s) with                  Became a
Name                Age        the Company                     Director
----                ---       -------------                    --------

Todd M. Axelrod     50       President and Chairman              1981
                             of the Board of Directors

Rod R. Lynam        52       Treasurer/Assistant                 1984
                             Secretary and Director

Pamela Axelrod      45       Executive Vice President and        1995
                             Director

Bernard Duke        73       Director                            1998

Barry Fink          61       Director                            1999

	Each officer of the Company, including those who are also nominees to the Board, will hold office until a successor has been elected by the Board.

	Todd M. Axelrod has been Chairman of the Board of Directors and President of the Company since its inception in November 1981. He devotes his full business time to the Company's affairs. Mr. Axelrod has been a private collector of valuable historical documents since 1968. Mr. Axelrod authored a book entitled The Handbook of Historical Documents -- A Guide to Owning History, which is being sold by the Company.

	Rod Lynam has been Treasurer and Chief Financial Officer of the Company since September 1984.

	Pamela Axelrod, the wife of Mr. Axelrod, has been an Executive Vice President since 1995. She served as the manager of the Las Vegas Fashion Show gallery, the Company's merchandise manager and co-director of sales since 1984. She has served as Editor-in-Chief of the Company's Simple & Direct auction catalog and as co-auction manager since 1996.

	Bernard Duke was elected to the Company's Board of Directors in February 1998. From 1992 to 1997, Mr. Duke had been a Director, Vice President and Chief Executive Officer of TFH Publications, Inc., of Neptune City, New Jersey. From 1984 to 1996, Mr. Duke was a Director and member of the Executive Committee of Graphic Arts Mutual Insurance Company.

	Barry Fink was elected to the Company's Board of Directors in August 1999. Mr. Fink has been a partner of the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP since May 1988. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP has performed legal service for the Company during fiscal 1999 and will perform legal services for the Company in 2000. Such services have related to compliance with securities laws and other business matters.

	Garrett Williams, age 57, has been a Senior Vice-President of the Company since 1989 who is the only executive officer of the Company not listed above. He served as Executive Assistant to the President from November 1988 to April 1996 and as a director of the Company from 1991 to 1996. He served as the Manager of the Las Vegas Fashion Show gallery from April 1996 to March 1997 and currently serves as a sales representative at the headquarters' location.


        Management recommends that the stockholders vote "FOR" the nominees for directors.






                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                -----------------------------------------------

	The following table sets forth certain information, as of July 1, 2000, pertaining to ownership of the Company's Common Stock by those persons known to the Company to be the beneficial and record owners of more than five percent of the Common Stock of the Company, by each director and nominee of the Company and by all officers and directors of the Company as a group:

        Name of Beneficial                Number of          Percent
        Holder (1) (2)                     Shares            of Class
        ------------------                ---------          --------

        Todd M. Axelrod (3)(5)             4,280,824            76.1%

        Rod Lynam                               210              (4)

        Pamela Axelrod (3)(5)             4,280,824            76.1%

        Gerald Newman                       493,000             8.8%
        Seabreeze Lane
        Amagansette, NY 10093

        Bernard Duke (6)                     10,000              (4)
        2250 Allenwood Road
        Wall, NJ 07719

        Barry Fink (7)                       10,000              (4)
        Christensen, Miller, Fink,
        Jacobs, Glaser, Weil &
        Shapiro, LLP
        Avenue of the Stars, 18th Floor
        Los Angeles, CA 90067

        All officers and directors (8)    4,301,034            77.2%
        as a group (5 persons)

_______________________________

(1)	The address of each director and nominee, except where otherwise indicated is: c/o Gallery of History, Inc., 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822.

(2)	Except as otherwise noted below, the individuals referred to above have sole voting and investment power in regard to their Common Stock.

(3)	Includes 2,059,022 shares of Common Stock owned of record and beneficially by Pamela Axelrod, Mr. Axelrod's wife, for which Mr. Axelrod has been appointed proxy (as discussed in Note (5) below). Excludes 204 shares of Common Stock owned of record and beneficially by Ruth Canvasser, Mr. Axelrod's mother, as to which Mr. Axelrod disclaims beneficial ownership.

(4)	Less than 1%.

(5)	Pamela Axelrod has appointed Todd Axelrod her proxy with full power of substitution, to vote all of her 2,059,022 shares and to give all consents on all matters that Mrs. Axelrod may be entitled to vote or consent to at any meeting of the stockholders of the Company or under any other circumstance where a vote or consent of stockholders is required. Includes 2,221,802 shares owned of record and beneficially by Todd Axelrod (see Note (3) above).

(6)	Includes 10,000 shares issuable upon exercise of currently exercisable options.

(7)	Includes 10,000 shares issuable upon exercise of currently exercisable options.

(8)	Includes 20,000 shares issuable upon exercise of currently exercisable options.




                      MEETINGS OF THE BOARD OF DIRECTORS AND
                         INFORMATION REGARDING COMMITTEES
                         --------------------------------
        The Board of Directors held one meeting during the fiscal year ended September 30, 1999. All directors attended such meeting. The Board of Directors has a Compensation Committee, which in fiscal 1999 consisted of Mrs. Axelrod and Mr. Duke. The committee reviews and recommends to the Board compensation for officers and issuance of stock options. The Compensation Committee did not meet during fiscal 1999. In fiscal 1999, the Company's Audit Committee consisted of Mr. Duke, Mr. Fink and Mr. Lynam. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants. The Audit Committee reviews and considers the comments from the independent public accountants with respect to internal accounting controls and the consideration given or corrective action taken by management to weaknesses, if any, in internal controls. It also discusses matters concerning the Company's financial statements or other results of the audit. The Audit Committee met once during fiscal 1999 with all members responding. The Company also has an Executive Committee consisting of Mr. and Mrs. Axelrod and Mr. Duke, which did not meet during fiscal 1999. The Company does not have any other standing committees.






                 COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
                 -------------------------------------------------
        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, during the fiscal year ended September 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except as follows: Mr. Fink and Mr. Duke each filed one Form 5 late with respect to the grant of options. In making these disclosures, the Company has relied solely on a review of the copies of such reports furnished to the Company and written representations of its directors, executive officers and its greater than ten percent stockholders.



                              EXECUTIVE COMPENSATION
                              ----------------------
	The following summary compensation table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 1999, 1998 and 1997, of those persons who were, at September 30, 1999 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was in excess of $100,000.

        Name and Principal             Fiscal     Annual Compensation
        Position                        Year       Salary      Bonus
        ______________________         _____       _______     ______
        Todd M. Axelrod                 1999      $139,125    $26,250
         President and Chief            1998       137,469     26,304
         Executive Officer              1997       132,500     25,000

        Pamela R. Axelrod               1999      $139,125    $26,250
         Executive Vice-President       1998       137,469     26,304
                                        1997       132,500     25,000


        During the three year period ended September 30, 1999 the Company did not grant any stock options or stock appreciation rights to any of the named executive officers of the Company. In addition, none of the named executive officers held any stock options as of September 30, 1999. Options have been granted to Bernard Duke and Barry Fink, both members of the Company's Board of Directors. The options were granted August 1999; 10,000 each with a five year tern and $4.50 exercise price.




                               CERTAIN TRANSACTIONS
                               --------------------
        The Company borrowed $1,000,000 in September 1998 from Nanna Corp., a company owned by Todd Axelrod and his wife Pamela Axelrod. The loan was payable interest only at a rate of 8.75% with principal due September 2001. Subsequently, Nanna Corp. has dissolved, as a result the note was transferred to Mr. Axelrod. The maturity date of the note was extended to April 30, 2002, and the interest rate was reduced to 8.0%. Interest expense on related party notes amounted to $85,105 for the year ended September 30, 1999. The proceeds for such loans were utilized by the Company to reduce its outstanding line of credit.





                          RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS
                       ---------------------------------
        Arthur Andersen LLP has been selected as the Company's independent auditors for the fiscal year ending September 30, 2000. Selection of auditors is made by the Board of Directors subject to stockholder approval. Arthur Andersen LLP has no financial interest, either direct or indirect, in the Company. A representative of Arthur Andersen LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

        Management recommends voting "FOR" the ratification of the appointment of the auditors.




                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                  ---------------------------------------------
        Proposals of stockholders of the Company which are intended to be presented at the Company's next Annual Meeting, must be received by the Company no later than April 20, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in the Company's annual proxy materials.

          THE COMPANY'S 1999 FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO:
GALLERY OF HISTORY, INC., 3601 WEST SAHARA AVENUE, PROMENADE SUITE, LAS VEGAS, NEVADA 89102-5822.

          In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by any one or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.



                                      By Order of the Board of Directors


                                      TODD M. AXELROD
                                      Chairman of the Board
Dated: August 18, 2000
Las Vegas, Nevada

420:

                          GALLERY OF HISTORY, INC.
                                   PROXY
                Annual Meeting of Stockholders, September 18, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints each of Todd M. Axelrod and Rod Lynam, each with full power to act without the other, and with full power of substitution, as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Gallery of History, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on September 18, 2000 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below.

1. ELECTION OF DIRECTORS   FOR all nominees below     WITHHOLD AUTHORITY
                           (except as marked to the   to vote for all nominees
                           contrary below) [  ]       below [  ]
   NOMINEES:    Todd M. Axelrod, Rod Lynam, Pamela Axelrod, Bernard Duke and
                Barry Fink.
   INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.


2. TO RATIFY SELECTION OF ARTHUR ANDERSEN LLP, AS CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2000 FISCAL YEAR.
        [  ]  FOR          [  ]  AGAINST              [  ]  ABSTAIN


450:



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          Dated: _____________________________________, 2000

                          __________________________________________________
                          Signature

                          __________________________________________________
                          Signature if held jointly

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
 ENCLOSED ENVELOPE.)